Exhibit 10.1

DATED: March 28, 2007

REAL ESTATE/10034-391/SRE

Agreement

between

HENDERSON GLOBAL INVESTORS REAL ESTATE

(No. 2) L.P. (acting by its general partner HENDERSON

GLOBAL INVESTORS PROPERTY (No. 2) LIMITED)

as Seller

and

CBRERT COVENTRY, LIMITED

as Buyer

relating to

the sale and purchase of Plot 12, 602 Central Boulevard, ProLogis Park, Coventry

CityPoint One Ropemaker Street London EC2Y 9SS

T +44 (0)20 7628 2020 F +44 (0)20 7628 2070 DX Box No 12

CONTENTS

1.	Interpretation	1

2.	Sale of the Property	3

3.	Value Added Tax	3

4.	Completion	6

5.	Status of the Buyer	7

6.	Covenants for title	7

7.	Title	7

8.	Exclusion of representations	8

9.	Insurance	9

10.	Apportionments and arrears	10

11.	Assignment of Construction Warranties	11

12.	Deed of Covenant	12

13.	Capital Allowances	12

14.	Cancellation of registrations	12

15.	Effect of this Agreement	13

SCHEDULE 1 : AMENDMENTS TO THE COMMERCIAL CONDITIONS		15

1.	Variation of Commercial Conditions	15

SCHEDULE 2 : TENANCY DOCUMENTS		16

SCHEDULE 3 : CAPITAL ALLOWANCES ELECTION		17

SCHEDULE 4 : CONSTRUCTION WARRANTIES		18

i

PARTICULARS

Date	2007

Seller	HENDERSON GLOBAL INVESTORS REAL ESTATE (No. 2) L.P. a limited partnership registered in England and Wales, acting by its general partner HENDERSON GLOBAL INVESTORS PROPERTY (No. 2) LIMITED, registered in England and Wales as company number 4490694 and having its registered office at 4 Broadgate, London EC2M 2DA.

Buyer	CBRERT COVENTRY. LIMITED, registered in Jersey as company number 96176 and having its registered office at 47, Esplanade, St Helier, Jersey, JE1 OBD.

Buyer’s Solicitors	Kirkpatrick & Lockhart Preston Gates Ellis LLP of 110 Cannon Street, London EC4N 6AR (Ref: Melanie Curtis).

Completion Date	2007.

Deposit	£560,000 (Five hundred and sixty thousand pounds).

Property	The freehold property known as Plot 12, 602 Central Boulevard, ProLogis Park, Coventry

Purchase Price	£11,200,000 (eleven million two hundred thousand pounds).

Seller’s Solicitors	Simmons & Simmons of CityPoint, One Ropemaker Street, London EC2Y 9SS (Ref:10034-391/SRE).

Title Number	WK 400631.

THIS AGREEMENT is dated on the date set out in the Particulars and made

BETWEEN:

(1)	The Seller;

(2)	The Buyer.

THE PARTIES AGREE THAT:

1.	Interpretation

1.1	Defined terms

In this Agreement, unless the contrary intention appears:

"1994 Act" means the Law of Property (Miscellaneous Provisions) Act 1994.

"1995 Act" means the Landlord and Tenant (Covenants) Act 1995.

"2002 Act" means the Land Registration Act 2002.

"Actual Completion" means actual completion of the sale of the Property under this Agreement and "Date of Actual Completion" shall be interpreted accordingly.

"Arrears" means all Rent Arrears, Insurance Arrears and other moneys recoverable from the Tenant under the Tenancy Documents but unpaid at the Date of Actual Completion, whether or not demanded.

"Commercial Conditions" means the Standard Commercial Property Conditions (1st Edition).

"Construction Warranties" means the construction warranties brief details of which are set out in schedule 4.

"Contract Rate" means 4% per annum above the base rate from time to time of Coutts & Co.

"Deed of Covenant" means a deed in favour of the Estate Management Company in the form of the annexed draft.

"Estate Management Company" means ProLogis Property Management Company (Coventry) Limited (company number 3980466).

"Excluded Transfer" means a transfer which is treated as neither the supply of goods nor a supply of services for the purposes of VAT by virtue of s.49 VAT Act and article 5 Value Added Tax (Special Provisions) Order 1995.

"Insurance Arrears" means any arrears of insurance rent payable by the Tenant under the Tenancy Documents but unpaid at the Date of Actual Completion, whether or not demanded.

"Insurance Policies" means the Seller's existing policy or policies of insurance relating to the Property brief details of which have been provided to the Buyer or the Buyer's Solicitors before entering into this Agreement.

"Particulars" means the Particulars at the front of this Agreement.

"Rent Arrears" means any arrears of the annual rent payable by the Tenant under the Tenancy Documents but unpaid at the Date of Actual Completion, whether or not demanded.

"Tenancy" means the tenancy or other rights of occupation created by the Tenancy Documents.

"Tenancy Documents" means the lease, licences and other deeds, documents and other matters, if any, brief details of which are set out in schedule 2 together with any licences, deeds, documents or other agreements which the Seller may grant or enter into after the date of this Agreement under Commercial Condition 3.3.

"Tenant" means the tenant or other occupier of the Property under the Tenancy Documents.

"Title Document" means the lease of the gas compound adjoining the Property dated 09 March 1982 made between (1) National Coal Board and (2) British Gas Corporation.

"Transfer" means the deed of transfer of the Property from the Seller to the Buyer which includes a conveyance of the Property in the form of the annexed draft

"VAT" means Value Added Tax.

"VAT Act" means the Value Added Tax Act 1994.

"VAT Election" means an election to waive exemption from VAT in respect of the Property within the meaning of paragraph 2 of schedule 10 to the VAT Act.

1.2	Particulars

Words and expressions defined in the Particulars shall be treated as defined terms in this Agreement.

1.3	Commercial Conditions

The Commercial Conditions, varied in accordance with schedule 1, shall be incorporated into this Agreement except to the extent that they are inconsistent with the terms of this Agreement.

1.4	Construction

In this Agreement, unless the contrary intention appears:

(A)	"statute" means every Act of Parliament, including any named in this Agreement, together with all other legislation having effect in England and Wales and references to statute include references to:

(1)	that statute as amended or re-enacted or as other statutes modify its application from time to time; and

(2)	any subordinate legislation made or to be made under that statute; and

(B)	references to clauses or schedules are references to clauses in or schedules to this Agreement and references to paragraphs are references to paragraphs in the schedule in which those references are made; and

(C)	references to the singular include the plural and vice versa; and

(D)	references to the parties include their successors in title; and

(E)	references to persons include individuals, companies, firms, partnerships, government bodies or agencies and corporations sole and aggregate; and

(F)	references to the masculine gender include the feminine and the neuter genders and vice versa; and

(G)	references to an indemnity mean an indemnity against all actions, claims, demands and proceedings made against the party having the benefit of the indemnity and all costs, expenses, liabilities and losses incurred directly or indirectly by that party and “indemnify” and “indemnified” shall be construed in the same way; and

(H)	references to the Property include any part of it; and

(I)	any obligations entered into by more than one person in this Agreement are entered into jointly and severally; and

(J)	the headings shall not affect the interpretation of this Agreement; and

(K)	if any provision in this Agreement is held to be illegal, void, invalid or unenforceable for any reason, the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

2.	Sale of the Property

2.1	Agreement for sale

The Seller will sell and the Buyer will buy the Property for the Purchase Price.

2.2	Deposit

The Buyer shall pay the Deposit on the date of this Agreement by direct credit to the Seller’s Solicitors’ bank. It shall be held by the Seller’s Solicitors as stakeholder.

2.3	Possession

The Property is sold subject to and with the benefit of the Tenancy.

3.	Value Added Tax

3.1	Payment of VAT

Unless the sale and purchase of the Property is an Excluded Transfer, the Purchase Price and any other consideration payable by the Buyer under this Agreement are exclusive of VAT. Where properly chargeable, VAT will be added to such sums and shall be payable by the Buyer subject to the issue of a valid VAT invoice.

3.2	VAT Invoice

The Seller shall issue the Buyer with a VAT invoice containing the information prescribed by the VAT Act or in regulations made under it prior to the payment of any VAT due under this Agreement.

3.3	Excluded Transfer

The Seller and the Buyer intend that the sale of the Property under this Agreement should be an Excluded Transfer. The following provisions shall therefore apply:

(A)	the Seller warrants to the Buyer that:

(1)	it Is or will at the Date of Actual Completion be registered as a taxable person for the purposes of VAT and, if so registered at the date of this Agreement, it is registered with VAT registration number 796 3548 73 and will remain so registered until after the Date of Actual Completion; and

(2)	it has validly made a VAT Election which has not been disapplied in accordance with paragraph 2(3AA) of Schedule 10 to the VAT Act; and

(3)	it has not revoked the VAT Election pursuant to paragraph 3(5)(a)(i) of schedule 10 to the VAT Act and will not do so on or prior to the Date of Actual Completion; and

(4)	it uses the Property only for the business of letting to the Tenant; and

(5)	the Tenant is not treated as a member of the same VAT group of companies as the Seller for the purposes of ss.43-43C VAT Act; and

(6)	it will provide the Buyer with evidence of having complied with the conditions in clauses 3.3(A)(1) and 3.3(A)(2) prior to the Date of Actual Completion; and

(7)	the Property is not a capital item within the meaning of Part XV of the Value Added Tax Regulations 1995 (the Capital Goods Adjustment Scheme) in the hands of the Seller.

(B)	the Buyer warrants and undertakes to the Seller that:

(1)	it is or will be as a result of this transaction at the Date of Actual Completion a taxable person for the purposes of VAT and, if not registered for VAT at the date of this Agreement, it will apply to be so registered as soon as possible after the date hereof; and

(2)	it has validly made, or will prior to the Date of Actual Completion make, a VAT Election which will have effect on the Date of Actual Completion; and

(3)	its VAT Election has been, or will prior to the Date of Actual Completion be, notified in writing to HM Revenue & Customs; and

(4)	from the Date of Actual Completion, it will use the Property to carry on the same kind of business, namely letting to a tenant or tenants, whether or not as part of the existing business of the Buyer, as that carried on by the Seller in relation to the Property prior to the Date of Actual Completion; and

(5)	it will not revoke its VAT Election prior to the Date of Actual Completion or within three months after the Date of Actual Completion pursuant to paragraph 3(5)(a)(i) of schedule 10 to the VAT Act; and

(6)	the Tenant is not treated as a member of the same VAT group of companies as the Buyer for the purposes of ss.43-43C VAT Act; and

(7)	it will provide the Seller with evidence of having complied with the conditions in clause 3.3(B)(1), 3.3(B)(2) and 3.3(B)(3) prior to the Date of Actual Completion; and

(8)	Article 5(2B) of the Value Added Tax (Special Provisions) Order 1995 does not, and will not at the Date of Actual Completion, apply to the Buyer.

3.4	Determination by HIVI Revenue & Customs

If within the time limit for issuing a valid assessment for the VAT HM Revenue & Customs determine in writing after the Date of Actual Completion that the sale of the Property under this Agreement was not an Excluded Transfer:

(A)	the Seller shall notify the Buyer within 14 days of receiving notice of the determination; and

(B)	the Buyer shall pay the relevant amount of VAT to the Seller within five working days of receiving the notice subject to the Seller having issued a valid VAT invoice in accordance with clause 3.2; and

(C)	where HM Revenue & Customs determine that the sale of the Property under this Agreement was not an Excluded Transfer as a result of a breach of the Buyer’s warranties in clause 3.3(B), the Buyer shall indemnify the Seller against any interest or penalty assessed by HM Revenue & Customs as a consequence of the breach and the Seller’s failure to charge VAT on the Purchase Price; and

(D)	if the Seller or the Buyer successfully appeal against the determination of HM Revenue & Customs, the Seller shall apply for a repayment of such VAT from HM Revenue & Customs and any interest or repayment supplement due and shall repay to the Buyer any VAT refunded to the Seller by HM Revenue & Customs within five working days of its receipt, together with all interest and repayment supplement paid to the Seller.

3.5	VAT not properly chargeable

If any amount is paid by the Buyer to the Seller in respect of VAT which is not properly chargeable:

(A)	if the prescribed VAT accounting period of the Seller in which the VAT was charged has not yet ended, the Seller shall repay such VAT promptly to the Buyer; and

(B)	if the prescribed VAT accounting period of the Seller in which the VAT was charged has ended, the Seller shall use all reasonable endeavours, to obtain a repayment of such VAT as soon as possible and shall pay the Buyer the amount received as soon as practicable after receiving any credit or repayment together with all interest and repayment supplement received.

4.	Completion

4.1	Completion Date

Completion of the sale and purchase of the Property shall take place on the Completion Date at the offices of the Seller’s Solicitors or at such other place as they may reasonably require.

4.2	Payment of completion moneys

On the Completion Date, the Buyer shall pay to the Seller the balance of the Purchase Price together with any other sums due to the Seller under this Agreement on Actual Completion by direct credit to the Seller’s Solicitors client account at Coutts & Co, account number 5124301, sort code 18-00-02.

4.3	Transfer

The Transfer shall be executed in duplicate by each of the parties to this Agreement. As soon as reasonably practicable after the Date of Actual Completion, the Buyer shall deliver to the Seller a duly executed duplicate Transfer.

4.4	Delayed completion

If completion of the sale and purchase of the Property is delayed beyond 2.30 pm on the Completion Date due to the act or default of the Buyer then, without prejudice to any other rights of the Seller:

(A)	the Buyer shall pay interest on the balance of the Purchase Price and on any other sums due to the Seller under this Agreement on Actual Completion at the Contract Rate from and including the Completion Date to and including:

(1)	the Date of Actual Completion, or the following working day if Actual Completion takes place after 2.30 pm on such date; or

(2)	if applicable, the date of determination of this Agreement, whether by rescission or otherwise.

Interest shall accrue and be calculated on a daily basis, both before and after any judgment and shall be compounded quarterly; and

(B)	the Seller shall be entitled in respect of the same period of time both to be paid interest and to enjoy the income from the Property; and

(C)	the Buyer shall pay the Seller’s Solicitors’ costs (not exceeding £528.75, including VAT), for preparing and serving any notice to complete on the Buyer.

4.5	Following completion

The Buyer shall use its best endeavours to register the Transfer at the Land Registry as soon as reasonably practicable after the Date of Actual Completion. On completion of the registration, the Buyer shall as soon as reasonably practicable provide to the Seller an official copy of the Title Number showing the Buyer registered as the proprietor of the Property.

5.	Status of the Buyer

5.1	Personal agreement

This Agreement is personal to the Buyer. The benefit of this Agreement shall not be capable of being assigned in whole or in part by the Buyer or being held in trust by the Buyer for any other person. The Seller shall not be obliged to transfer the Property to any person other than the Buyer and the Property shall be transferred to the Buyer as a whole by one transfer at the Purchase Price.

5.2	Legal opinions and powers of attorney

On the date of this Agreement, the Buyer shall deliver to the Seller an opinion in English dated not more than five working days before the date of this Agreement addressed to the Seller from a reputable firm of lawyers, approved by the Seller whose approval may not be unreasonably withheld or delayed, in the jurisdiction of incorporation of the Buyer that:

(1)	the Buyer exists and is not in the course of dissolution or other analogous process; and

(2)	the Buyer has the capacity to buy and hold title to the Property; and

(3)	the Buyer has the capacity to enter into both this Agreement and the Transfer and the obligations and covenants on the part of the Buyer contained in this Agreement and in the Transfer.

6.	Covenants for title

The Seller sells with full title guarantee.

7.	Title

7.1	Matters to which the Property is subject

The Property is sold subject to and with the benefit of the following:

(A)	the entries appearing in the Property and Charges Registers of the Title Number as at 15 February 2007 11:36:16, being the date of the official copy of the register supplied to the Buyer or to the Buyer’s Solicitors other than entry 5 of the Proprietorship Register and entries 14 and 15 of the Charges Register; and

(B)	all Local Land Charges, whether or not registered before, on or after the date of this Agreement, and all matters capable of registration as Local Land Charges; and

(C)	all notices served and orders, demands, proposals or requirements made by any local or public authority or any body acting on statutory authority, whether before, on or after the date of this Agreement; and

(D)	all actual or proposed charges, notices, orders, restrictions, agreements, conditions or other matters arising under the Town and Country Planning Acts or highways legislation; and

(E)	any unregistered interests which fall within any of the paragraphs of Schedule 3 to the 2002 Act; and

(F)	such unregistered interests as may affect the Property to the extent and for so long as they are preserved by the transitional provisions of Schedule 12 to the 2002 Act; and

(G)	any matters disclosed by the Buyer’s searches or which would have been disclosed by the searches and enquiries which a prudent buyer would have made before entering into this Agreement; and

(H)	the Tenancy Documents; and

(I)	the Title Document.

7.2	Production of title

Title to the Property has been deduced to or made available for inspection by the Buyer or the Buyer’s Solicitors before the date of this Agreement, including:

(A)	official copy of the register of the Title Number as at 15 February 2007 11:36:16; and

(B)	copies of the counterpart Tenancy Documents; and

(C)	particulars of the other matters contained or referred to in clause 7.1 of which the Seller is aware.

The Buyer shall accept the title to the Property and shall not raise any enquiry, requisition or object to it save in respect of matters disclosed by final searches at the Land Registry against the Title Number from the date of the official copy of the register referred to in clause 7.1(A).

7.3	Missing documents

The Buyer shall not be entitled to make any enquiry, requisition or objection about any document which the Seller’s Solicitors have disclosed to the Buyer’s Solicitors in writing on or before the date of this Agreement as not being in the Seller’s possession. The Buyer shall not require the Seller to obtain an examined or certified copy of any such document and Commercial Condition 4.5.5 shall not apply.

8.	Exclusion of representations

8.1	Use of the Property

The Buyer shall be deemed to have full notice of both the present user and permitted uses of the Property and shall not be entitled to request any information or to raise any objection or requisition about these.

8.2	Description of the Property

The description of the Property is believed and shall be deemed to be correct and no objection or requisition shall be made on account of any error or omission in the description.

9.	Insurance

9.1	Maintenance of insurance

The Seller shall keep the Insurance Policies in force until the Date of Actual Completion for the benefit of the Seller, the Buyer and any other person having an interest in the Property unless they are vitiated by any act or omission of any person other than the Seller.

9.2	Insurance Policies

The Buyer acknowledges that:

(A)	the Seller has not made any representation and gives no warranty as to the adequacy of the terms of the Insurance Policies or the amount of the sums insured by them; and

(B)	the Seller has not made any representation and gives no warranty that the terms of the Insurance Policies comply with the requirements of the Tenancy Documents and that the Seller is under no obligation to the Buyer in respect of those requirements.

9.3	Refund of insurance premium

On the Date of Actual Completion, the Seller shall cancel the Insurance Policies. Upon the receipt of any refund of the insurance premium from the insurers:

(A)	the Seller shall be entitled to deduct any Insurance Arrears from the refund received; and

(B)	the Seller shall account to the Buyer for the balance of the refund received; and

(C)	the Buyer shall hold the moneys paid subject to the rights of any Tenant or other third parties; and

(D)	the Buyer shall indemnify the Seller against any claims arising from the refund, or the part paid to the Buyer, having been paid to the Buyer and not any other person.

9.4	Insurance claims

If a claim arises under the Insurance Policies on or before the Date of Actual Completion the Seller shall:

(A)	assign the Seller’s rights under Insurance Policies, excluding those in respect of loss of rent, to the Buyer on the Date of Actual Completion; and

(B)	apply any insurance proceeds received by the Seller before the Date of Actual Completion, excluding those in respect of loss of rent, towards the reinstatement of the Property in accordance with the terms of the Tenancy Documents; and

(C)	account to the Buyer on the Date of Actual Completion for all insurance monies, including monies for loss of rent relating to the period after the Date of Actual Completion, received by the Seller prior to the Date of Actual Completion which have not been applied under clause 9.4(B); and

(D)	promptly pay to the Buyer any insurance monies, including monies for loss of rent relating to the period after the Date of Actual Completion, received by the Seller after the Date of Actual Completion.

10.	Apportionments and arrears

10.1	Basis of apportionment

Subject to clause 10.3, income and outgoings in respect of the Property shall be apportioned from the Date of Actual Completion with all sums in respect of the Date of Actual Completion being apportioned to the Seller and the Buyer in equal proportions. Apportionments shall be made on the basis that all income and outgoings accrue on a daily basis with all sums attributable to any period after the Date of Actual Completion being credited to or payable by the Buyer.

10.2	Apportionment of Arrears

Arrears shall be apportioned in accordance with clause 10.3, but no payment shall be made in respect of the Arrears on the Date of Actual Completion.

10.3	Method of apportionment

When paid by or recovered from the Tenants, the Arrears shall be apportioned in the following manner and any necessary payments made in accordance with clause 10.4:

(A)	Rent Arrears shall be apportioned between the Seller and the Buyer in accordance with clause 10.1 as if they had been paid before the Date of Actual Completion; and

(B)	Insurance Arrears shall be paid in full to the Seller; and

(C)	any other Arrears relating wholly to the Seller’s period of ownership shall be paid in full to the Seller; and

(D)	any other Arrears relating partly to the Seller’s period of ownership and partly to the Buyer’s period of ownership shall be apportioned between the Seller and the Buyer in accordance with clause 10.1 as if they had been paid before the Date of Actual Completion.

10.4	Accounting for Arrears

Either party receiving payment of any Arrears by way of cash or cleared funds and due to the other shall account to the other for the same, or the appropriate proportion, within 7 days of such receipt.

10.5	Assignment of Arrears

(A)	Where the whole or any part of any Rent Arrears remain vested in the Seller under s.23 of the 1995 Act, the Seller shall assign the benefit of those Rent Arrears to the Buyer on the Date of Actual Completion, such assignment to be in such form as the parties shall acting reasonably agree.

(B)	The Seller will not assign to the Buyer any Arrears relating to the estate service charge invoiced to the Tenant by Drivers Jonas on 19 February 2007 in the sum of £67,418.90, but the Seller will not bring insolvency proceedings against the Tenant in respect of the non-payment of such Arrears.

10.6	Recovery of Rent Arrears

If the Seller shall have assigned any Rent Arrears to the Buyer pursuant to clause 10.5, so long as those Rent Arrears remain unpaid, the Buyer shall use all reasonable endeavours to procure payment of the Rent Arrears but shall not be obliged to bring insolvency proceedings against the Tenant, exercise rights of distress or take any action to forfeit the Tenancy (but so that this obligation shall cease to be binding on the Buyer after the date which is 12 months after the Date of Actual Completion). The Buyer shall keep the Seller informed as to the progress (if any) in recovering such Rent Arrears.

10.7	No waiver of Rent Arrears

So long as any Rent Arrears attributable to the Seller’s period of ownership remain unpaid, neither the Buyer nor any person claiming under, through or in trust for it shall release or agree to release any tenant or any surety or other person from liability for payment of the Rent Arrears.

10.8	Re-assignment of Rent Arrears

If the Seller shall have assigned any Rent Arrears to the Buyer pursuant to clause 10.5, so long as those Rent Arrears attributable to the Seller’s period of ownership remain unpaid:

(A)	the Seller may by written demand made at any time require the Buyer to re-assign those Rent Arrears to the Seller; and

(B)	the Buyer shall promptly execute or procure its successors in title, if any, execute a deed of assignment of those Rent Arrears in such terms as the Seller shall reasonably require but such terms will include an obligation on the part of the Seller not to bring insolvency proceedings against the Tenant; and

(C)	the Seller shall pay the Buyer’s reasonable costs in respect of any deed of assignment; and

(D)	the Seller’s Solicitors shall be entitled to have the counterparts of the Tenancy Documents on loan for the purpose of taking action to recover any such Rent Arrears.

11.	Assignment of Construction Warranties

11.1	On the Date of Actual Completion, the Seller shall assign the Construction Warranties to the Buyer. The deed of assignment shall be in the form annexed.

11.2	On the Date of Actual Completion the Seller shall:

(A)	hand over to the Buyer the original Construction Warranties; and

(B)	confirm to the Buyer the whereabouts of the Health & Safety File (as defined in the Construction (Design & Management) Regulations 1994) relating to the Property.

12.	Deed of Covenant

12.1	On the Date of Actual Completion, the Buyer shall execute and deliver to the Seller the Deed of Covenant. The Seller shall procure the Estate Management Company shall execute and deliver to the Buyer on the Date of Actual Completion a duplicate of the Deed of Covenant.

12.2	Shares in the Estate Management Company

On the Date of Actual Completion the Seller shall deliver to the Buyer a share transfer form in respect of its 15 “B” Shares in the capital of the Estate Management Company and the Buyer shall pay to the Seller £0.1 per share for each share in accordance with the memorandum of association and articles of the Estate Management Company.

13.	Capital Allowances

13.1	The Seller and the Buyer agree to enter into an election (the “Election”) in accordance with the provisions of s.198 Capital Allowances Act 2001 (“CAA”). The amount attributed to plant and machinery fixtures shall be £1.

13.2	The Election shall be in the form set out in schedule 3. On Actual Completion each of the parties shall hand to the other one signed part of the Election and thereafter shall give notice of the Election in accordance with s.198 CAA.

13.3	In this clause, “plant and machinery fixtures” means “fixtures” as defined in Part II Chapter 14 CAA and upon which the Seller has made a claim for capital allowances and in respect of which it is required to bring into account by reason of the sale agreed pursuant to this Agreement.

14.	Cancellation of registrations

14.1	Buyer’s obligations

The Buyer shall within five working days of the determination or rescission of this Agreement, in respect of which time shall be of the essence, apply for the cancellation of all cautions, notices and other entries and registrations made by or on behalf of the Buyer to protect this Agreement and the interest of the Buyer in the Property including, without limitation, those made at the Land Registry. The Buyer shall ensure that the Buyer’s Solicitors provide copies of all such applications to the Seller’s Solicitors.

14.2	Agency

The Buyer irrevocably appoints the Seller as its agent to act in its name and on its behalf for the purposes of effecting or procuring such cancellations at the cost of the Buyer if the Buyer fails to comply with its obligations under clause 14.1.

14.3	Continuing effect

This clause 14 shall continue to apply after any rescission or determination of this Agreement.

15.	Effect of this Agreement

15.1	Entire Agreement

This Agreement forms the entire agreement between the parties relating to its subject matter.

15.2	Limitation as to warranties

The Buyer acknowledges that it has not entered into this Agreement in reliance on any representation, warranty or statement (whether oral, written or implied) made by or on behalf of the Seller other than the written replies given by the Seller’s Solicitors to the Buyer’s Solicitor’s written enquiries.

15.3	Variations to this Agreement

No modification, variation or waiver of any of the terms of this Agreement shall be effective unless made in writing and signed by the parties to this Agreement.

15.4	Performance of this Agreement

Any failure by the Seller to require the performance by the Buyer of its obligations under this Agreement shall not affect the rights of the Seller to require performance of those obligations.

15.5	Non-Merger

Following the Date of Actual Completion, any outstanding obligation of the parties under this Agreement shall remain effective.

15.6	Contractual rights of third parties

No person who is not a party to this Agreement shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

16.	Law and jurisdiction

16.1	English law

This Agreement shall be governed by and construed in accordance with English Law.

16.2	Jurisdiction

The parties to this Agreement:

(A)	irrevocably agree that, subject to clause 16.2(B), the English courts shall have exclusive jurisdiction in relation to any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum; and

(B)	agree that clause 16.2(A) operates for the benefit of the Seller and accordingly the Seller shall be entitled to take Proceedings in any other court or courts having jurisdiction.

Any Proceedings shall be validly served on the Buyer if sent to c/o CB Richard Ellis Investors Limited, 64 North Row, London W1K 7DA or to any other address in England or Wales as it may notify in writing to the Seller at any time.

SCHEDULE 1 : AMENDMENTS TO THE COMMERCIAL CONDITIONS

1.	Variation of Commercial Conditions

1.1	Exclusion of Commercial Conditions

Commercial Conditions 4.3.2, 5.1, 7.3, 8.2.4 and 8.3 shall not apply to this Agreement.

1.2	Variations to Commercial Conditions

The Commercial Conditions shall be varied as follows for the purposes of this Agreement:

(A)	“purchase price” shall include the Purchase Price and any other sums payable to the Seller on Actual Completion under this Agreement; and

(B)	Commercial Condition 1.1.2 shall be deleted and replaced by the following: “When used in these conditions the terms ‘absolute title’ and ‘official copies’ have the special meanings given to them by the Land Registration Act 2002”; and

(C)	Commercial Condition 3.3.3(b) shall be varied by adding the words “unless pursuant to an agreement or application disclosed by the seller on or before the date of this agreement including any agreement for lease”; and

(D)	Commercial Condition 3.3.3(c) shall be varied by adding the words “or delay” after the word “withhold”; and

(E)	Commercial Condition 3.3.3(d) shall be replaced by the following wording: “the buyer is to indemnify the seller against any breach of this condition.”

(F)	Commercial Condition 5.2.2(e) shall be varied by adding the words “nor make an addition to the Property”; and

(G)	In Commercial Condition 5.2.5 the word “unaffected” shall be replaced by the word “waived”.

SCHEDULE 2 : TENANCY DOCUMENTS

Date	Document	Parties
16 April 2002	Counterpart Lease	(1) ProLogis (Coventry) Limited (“PCL”)
(2) Capita Business Services Limited (“CBS”)
(3) The Capita Group Pic (“Capita”)

16 April 2002	Counterpart Licence for Alterations	(1)PCL
(2) CBS
(3) Capita

20 October 2003	Counterpart Licence for Alterations	(1) Henderson Global Investors Property (No 2) LP (acting by its general partner Henderson Global Investors (No. 2) Limited
(2) CBS
(3) Capita

SCHEDULE 3: CAPITAL ALLOWANCES ELECTION

Notice of Election

Section 198 Capital Allowances Act 2001

relating to

Plot 12, 602 Central Boulevard, ProLogis Park, Coventry

BACKGROUND:

(A)	We Henderson Global Investors Property (No. 2) Limited as general partner of and on behalf of Henderson Global Investors (No. 2) L.P. (the “Seller”) and CBRERT Coventry, Limited (the “Buyer”) have by a contract dated [ ] 2007 (the “Contract”) agreed that the Seller will sell and the Buyer will buy the freehold interest in the Property (defined below) in consideration of £11,200,00.00 (the “Purchase Price”).

(B)	The Property includes plant and machinery which are fixtures on it.

ELECTION:

1.	We, the Seller and the Buyer, jointly elect pursuant to s.198 Capital Allowances Act 2001 that £1 of the Purchase Price is attributable to the provision of the Fixtures.

2.	The details relevant to this election are as follows:

•	The Property (including title number):

Plot 12, 602 Central Boulevard, ProLogis Park, Coventry freehold title number WK400631.

•	Details of the interest in the Property to be acquired by the Buyer:

Freehold

•	The Seller’s address:

4 Broadgate, London EC2M 2DA

•	The Seller’s tax district and reference:

[To follow]

•	The Buyer’s address:

47, Esplanade, St Helier, Jersey, JE1 OBD

The Buyer’s tax district and reference:

[To follow]

Signed:	Signed:

Duly authorised by and on behalf of the Seller	Duly authorised by and on behalf of the Buyer

SCHEDULE 4 : CONSTRUCTION WARRANTIES

Date	Parties
07 May 2002	(1) John Sisk & Son Limited (“Sisk”)
(2) ProLogis Developments Limited
(3) ProLogis (Coventry) Limited (“PCL”)

07 May 2002	(1) Peter Haddon & Partners
(2) PCL

07 May 2002	(1) The BWB Partnership Limited
(2) Sisk
(3) PCL

07 May 2002	(1) Boon Edam Limited
(2) Sisk
(3) PCL

07 May 2002	(1) Keyclad Limited
(2) Sisk
(3) PCL

07 May 2002	(1) Oakland Elevators Limited
(2) Sisk
(3) PCL

07 May 2002	(1) Solaglas Limited
(2) Sisk
(3) PCL

07 May 2002	(1) Wescol Glosford Plc
(2) Sisk
(3) PCL

07 May 2002	(1) Westpile Limited
(2) Sisk
(3) PCL

18 July 2002	(1) RHF Heating Company Limited
(2) PCL

18 July 2002	(1) Barrie Beard Limited
(2) PCL

SIGNED

for and on behalf of the Seller

SIGNED

for and on behalf of the Buyer